FOR IMMEDIATE RELEASE                                     EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Hunter Saklad (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO PRESENT
AT RAYMOND JAMES INSTITUTIONAL INVESTORS CONFERENCE

MINNEAPOLIS – (Mar. 4, 2011) – Select Comfort Corporation (NASDAQ: SCSS), today announced that members of the company’s executive team will present at the Raymond James 32nd Annual Institutional Investors Conference Wednesday, Mar. 9, 2011, at a revised presentation timeslot of 10:25 a.m. Eastern Time (7:25 a.m. Pacific). The Raymond James Conference will be held at the JW Marriott Orlando, Grande Lakes in Orlando, Fla.

Select Comfort will provide a live webcast link in the investor relations area of the company’s website. A replay of the company’s presentation also will be made available there.

About Select Comfort Corporation
Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its 378 company-owned stores located across the United States; select bedding retailers; direct-marketing operations; and online at www.sleepnumber.com.

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